Exhibit 99.1

Press Release
MoneyOnMobile, Inc. Schedules FY2017 Earnings Conference Call
DALLAS and MUMBAI, INDIA--(July 6th, 2017) - MoneyOnMobile, Inc. (OTCQX: MOMT) will provide an operational update and audited financial results of the company's fiscal year 2017 during a conference call and webcast on Thursday, July 6th, 2017 at 10 a.m. CST (11 a.m. EST). Harold Montgomery, CEO, and Scott Arey, CFO, will present from Dallas, Texas.

Participants can register for the online presentation by visiting moneyonmobile.webex.com, or join the call from a phone by dialing +1-844-740-1264 Toll Free within the U.S. and enter access code: 660 408 170.

About MoneyOnMobile, Inc.
MoneyOnMobile, Inc. is a global mobile payments technology and processing company offering mobile payment services through its Indian subsidiary. MoneyOnMobile enables Indian consumers to use mobile phones to pay for goods and services or transfer funds from one cell phone to another. It can be used as simple SMS text functionality or through the MoneyOnMobile application or internet site. MoneyOnMobile has more than 330,000 retail locations throughout India.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on August 19, 2016. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Web site: http://MoneyOnMobile.in
Twitter: https://twitter.com/MoneyOnMobile
Facebook: https://www.facebook.com/MoneyOnMobile
LinkedIn: https://www.linkedin.com/company/MoneyOnmobile
YouTube: https://www.youtube.com/channel/UCxqO4N1z9acnQmEysjqfBaQ

Investor Relations Contact:
Stephen Kann
VP, Corporate Development
+1 (703) 509-3606

Media Contact:
Greg Allbright
Head of Global Communications
214-208-0923